ENCORE ACQUISITION COMPANY

Power of Attorney

 WHEREAS, the undersigned, in his or her capacity as a director or officer or both, as the case may be, of Encore Acquisition Company, a Delaware corporation (the "Company"), may be required to file

(a) Forms 3, 4 and 5 ("Section 16 Forms") with the Securities and Exchange Commission (the "Commission")

pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), in connection with the undersigned's holdings of and transactions in securities of the Company, and (b) one or more Form 144s ("Form 144s"

and, together with Section 16 Forms, the "Forms") with the Commission pursuant to Rule 144 ("Rule 144")

under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder,

the "Securities Act"), in connection with the undersigned's transactions in securities of the Company;

 NOW, THEREFORE, the undersigned, in his or her capacity as a director or officer or both, as the case may be, of the Company, does hereby appoint Jon S. Brumley, Robert C. Reeves and Philip D.

Devlin, and each of them severally, as his or her true and lawful attorney-in-fact or attorneys-in-fact and agent or agents with power to act with or without the other and with full power of substitution and resubstitution, to execute in his or her name, place and stead, Forms and any and all amendments thereto and any and all instruments necessary or incidental in connection therewith, if any, and to file the same with the Commission, any stock exchange and any other self-regulatory organization or similar authority. Each said attorney-in-fact and agent shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorney.

The powers and authority of each said attorney-in-fact and agent herein granted shall remain in full force and effect until the undersigned is no longer required to file Forms, unless earlier revoked by the undersigned by giving written notice of such revocation to the Company. The undersigned acknowledges that the said attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with

Section 16 of the Exchange Act or Rule 144 under the Securities Act.

 IN WITNESS WHEREOF, the undersigned has executed this instrument as of February 12, 2008.

/s/ Andrea Hunter

Andrea Hunter